                         CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
ARK Funds


We consent to the use of our report dated May 28, 1999, incorporated herein by reference and to the reference to our Firm under the headings "Financial Highlights" in the Institutional Class, Institutional II Class and Retail Class A and B prospectuses and "Independent Auditors" in the statement of additional information.




                                              /s/ KPMG LLP
                                              KPMG LLP



Boston, Massachusetts
August 30, 1999